EXCHANGE AGREEMENT


                                     Between

                            ECOLOGICAL SYSTEMS, INC.


                                       and

                     STANFORD CAPITAL INTERNATIONAL LIMITED




                             Dated December 31, 2002

                                TABLE OF CONTENTS


ARTICLE I REPRESENTATIONS, COVENANTS, AND WARRANTIES OF STANFORD CAPITAL INTERNATIONAL LIMITED

1.01          Organization                                                  5
1.02          Capitalization                                                5
1.03          Subsidiaries and Predecessor Corporations                     6
1.04          Financial Statements                                          6
1.05          Information                                                   6
1.06          Options and Warrants                                          7
1.07          Absence of Certain Changes or Events                          7
1.08          Title and Related Matters                                     7
1.09          Litigation and Proceedings                                    9
1.10          Contracts                                                     9
1.11          Material Contract Defaults                                    9
1.12          No Conflict With Other Instruments                            9
1.13          Governmental Authorizations                                   9
1.14          Compliance With Laws and Regulations                         10
1.15          Insurance                                                    10
1.16          Approval of Agreement                                        10
1.17          Material Transactions or Affiliations                        10
1.18          Labor Relations                                              10
1.19          Stanford Schedules                                           10
1.20          Bank Accounts; Power of Attorney                             11
1.21          Valid Obligation                                             11

ARTICLE II    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ECOLOGICAL
              SYSTEMS, INC.

2.01          Organization                                                 11
2.02          Capitalization                                               12
2.03          Subsidiaries and Predecessor Corporations                    12
2.04          Securities Filings; Financial Statements                     12
2.05          Information                                                  13
2.06          Options and Warrants                                         13
2.07          Absence of Certain Changes or Events                         13
2.08          Title and Related Matters                                    14
2.09          Litigation and Proceedings                                   14
2.10          Contracts                                                    14
2.11          Material Contract Defaults                                   15
2.12          No Conflict With Other Instruments                           15
2.13          Governmental Authorizations                                  15
2.14          Compliance With Laws and Regulations                         15
2.15          Insurance                                                    15
2.16          Approval of Agreement                                        15
2.17          Continuity of Business Enterprises                           17
2.18          Material Transactions or Affiliations                        16
2.19          Labor Relations                                              16
2.20          Ecological Schedules                                         16
2.21          Bank Accounts; Power of Attorney                             17
2.22          Valid Obligation                                             17

ARTICLE III   PLAN OF EXCHANGE

3.01          The Exchange                                                 17
3.02          Anti-Dilution                                                17
3.03          Closing                                                      17
3.04          Closing Events                                               18
3.05          Termination                                                  18

ARTICLE IV    SPECIAL COVENANTS

4.01          Access to Properties and Records                             19
4.02          Delivery of Books and Records                                20
4.03          Third Party Consents and Certificates                        20
4.04          Name Change and State of Incorporation                       20
4.05          Atlantic Shareholder Meeting                                 20
4.06          Consent of Digital Shareholders                              20
4.07          Designation of Directors and Officers                        20
4.08          Exclusive Dealing Rights                                     20
4.09          Actions Prior to Closing                                     21
4.10          Sales Under Rule 144 or 145, If Applicable                   23
4.11          Indemnification                                              23

ARTICLE V     CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD WEB ADVISORS

5.01          Accuracy of Representations and Performance of Covenants     24
5.02          Officer's Certificates                                       24
5.03          No Material Adverse Change                                   24
5.04          Good Standing                                                24
5.05          Approval by Eternal Shareholders                             24
5.06          No Governmental Prohibitions                                 24
5.07          Consents                                                     24
5.08          Other Items                                                  24

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF STANFORD CAPITAL INTERNATIONAL LIMITED AND THE ETERNAL SHAREHOLDERS

6.01          Accuracy of Representations and Performance of Covenants     25
6.02          Officer's Certificate                                        25
6.03          No Material Adverse Change                                   25
6.04          Good Standing                                                25
6.05          No Governmental Prohibition                                  25
6.06          Consents                                                     25
6.07          Other Items                                                  25

ARTICLE VII   MISCELLANEOUS

7.01          Brokers                                                      26
7.02          Governing Law                                                26
7.03          Notices                                                      26
7.04          Attorney's Fees                                              26
7.05          Confidentiality                                              26
7.06          Public Announcements and Filings                             27
7.07          Schedules; Knowledge                                         27
7.08          Third Party Beneficiaries                                    27
7.09          Expenses                                                     27
7.10          Entire Agreement                                             27
7.11          Survival; Termination                                        27
7.12          Counterparts                                                 27
7.13          Amendment or Waiver                                          27
7.14           Best Efforts                                                28

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 31st day of December 2002 by and between ECOLOGICAL SYSTEMS, INC. a Nevada corporation (hereinafter referred to as ("Ecological") ETERNAL TECHNOLOGIES GROUP LTD., a British Virgin Islands corporation (hereinafter referred to as "Stanford"), upon the following premises:

                                    Premises

         WHEREAS, Ecological is a publicly held corporation organized under the laws of the State of Delaware;

         WHEREAS, Stanford is a privately held corporation organized under the laws of the special administration Region of Hong Kong;

         WHEREAS, the Board of Directors of the constituent corporations have determined that it is in the best interest of the parties that Ecological acquire 100% of the issued and outstanding securities of Stanford in exchange for the issuance of certain shares of Ecological (the "Exchange") and Stanford agreed to use its best efforts to cause its shareholders (the "Stanford Shareholders") to exchange their securities of Stanford on the terms described herein; and

         WHEREAS, Ecological and Stanford desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF Stanford

         As an inducement to, and to obtain the reliance of Ecological, except as set forth on the Stanford Schedules (as hereinafter defined), Stanford represents and warrants as follows:

         Section 1.01 Organization. Stanford is a corporation duly organized, validly existing, and in good standing under the laws of the Special Administration Region of Hong Kong and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Stanford Schedules are complete and correct copies of the Memorandum and Articles of Association of Stanford as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Stanford's Memorandum and Articles of Association. Stanford has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Stanford has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 Capitalization. The authorized capitalization of Stanford consists of 10,000 shares of common stock, $1.00 par value, of which 10,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03 Subsidiaries and Predecessor Corporations. Stanford does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "Stanford" also includes those subsidiaries, if any, set forth on Schedule 1.03.

         Section 1.04      Financial Statements.

                  (a) Included in the Stanford Schedules are (i)the audited balance sheets of Stanford as of March 31, 2000, 2001 and 2002 and the related audited statements of operations, stockholders' equity and cash flows for the three fiscal years ended December 31, 2000, 2001and 2002 together with the notes to such statements and the opinion of Ho, Sneddon, Chui independent certified public accountants, with respect thereto and the unaudited balance sheets of Stanford as of September 30, 2002, and 2001 and the related statements of operations, stockholders equity and cashflows from the nine months ended September 30, 2002 and 2001 together with the note to such statements.

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Stanford balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Stanford. Stanford did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Stanford in accordance with generally accepted accounting principles.

                  (c) Stanford has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (d) Stanford has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of Stanford are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) All of Stanford' assets are reflected on its financial statements, and, except as set forth in the Stanford Schedules or the financial statements of Stanford or the notes thereto, Stanford has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 1.05 Information. The information concerning Stanford set forth in this Agreement and in the Stanford Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Stanford has fully disclosed in writing to Ecological (through this Agreement or the Stanford Schedules) all information relating to matters involving Stanford or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Stanford or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Stanford, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Stanford common stock, except options, warrants, calls or commitments, if any, to which Stanford is not a party and by which it is not bound.

         Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Stanford Schedules, since September 30, 2002:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Stanford or
         (ii) any damage, destruction, or loss to Stanford (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Stanford;

                  (b) Stanford has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Stanford; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) Stanford has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Stanford balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Stanford; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of Stanford, Stanford has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Stanford.

         Section 1.08 Title and Related Matters. Stanford has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Stanford balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Stanford Schedules. Except as set forth in the Stanford Schedules, Stanford owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Stanford' business. Except as set forth in the Stanford Schedules, no third party has any right to, and Stanford has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Stanford or any material portion of its properties, assets, or rights.

         Section 1.09 Litigation and Proceedings. Except as set forth in the Stanford Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Stanford after reasonable investigation, threatened by or against Stanford or affecting Stanford or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Stanford does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.10     Contracts.

                  (a) Except as included or described in the Stanford Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Stanford is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000));

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Stanford is a party or by which its properties are bound and which are material to the operations of Stanford taken as a whole are valid and enforceable by Stanford in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Stanford is not a party to or bound by, and the properties of Stanford are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Stanford; and

                  (d) Except as included or described in the Stanford Schedules or reflected in the most recent Stanford balance sheet, Stanford is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice;
         (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Stanford is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Stanford.

         Section 1.11 Material Contract Defaults. Stanford is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Stanford and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Stanford has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Stanford is a party or to which any of its properties or operations are subject.

         Section 1.13 Governmental Authorizations. Except as set forth in the Stanford Schedules, Stanford has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Stanford of this Agreement and the consummation by Stanford of the transactions contemplated hereby.

         Section 1.14 Compliance With Laws and Regulations. Except as set forth in the Stanford Schedules, to the best of its knowledge Stanford has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Stanford or except to the extent that noncompliance would not result in the occurrence of any material liability for Stanford.

         Section 1.15 Insurance. All of the properties of Stanford are fully insured for their full replacement cost.

         Section 1.16 Approval of Agreement. The board of directors of Stanford has authorized the execution and delivery of this Agreement by Stanford and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Stanford Shareholders that the Exchange be accepted by them.

         Section 1.17 Material Transactions or Affiliations. Set forth in the Stanford Schedules is a description of every contract, agreement, or arrangement between Stanford and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Stanford to own beneficially, 5% or more of the issued and outstanding common stock of Stanford and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Stanford Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Stanford has, or has had since inception of Stanford, any known interest, direct or indirect, in any transaction with Stanford which was material to the business of Stanford. There are no commitments by Stanford, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.18 Labor Relations. Stanford has not had work stoppage resulting from labor problems. To the knowledge of Stanford, no union or other collective bargaining organization is organizing or attempting to organize any employee of Stanford.

         Section 1.19 Stanford Schedules. Stanford has delivered to Ecological the following schedules, which are collectively referred to as the "Stanford Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Stanford as complete, true, and correct as of the date of this Agreement in all material respects:

                  (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Stanford in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Stanford identified in paragraph 1.04(a);

                  (c) a Schedule 1.19(c) containing a list indicating the name and address of each shareholder of Stanford together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Stanford, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Stanford carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Stanford);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Stanford as of September 30, 2002 or thereafter other than in the ordinary course of business of Stanford, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Stanford as of September 30, 2002, or that arose thereafter other than in the ordinary course of the business of Stanford, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Stanford respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Stanford since September 30, 2002, required to be provided pursuant to section 1.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Stanford Schedules by Sections 1.01 through 1.18.

         Stanford shall cause the Stanford Schedules and the instruments and data delivered to Ecological hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Stanford. Stanford shall have until December 31, 2002 to provide such schedules. If Stanford cannot or fails to do so, or if Ecological acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Ecological may terminate this Agreement by giving written notice to Stanford within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Ecological may consider a disclosure in the Stanford Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 1.04(a), taken as a whole.

         Section 1.20 Bank Accounts; Power of Attorney. Set forth in Schedule
1.20 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Stanford within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Stanford, (b) all safe deposit boxes and other similar custodial arrangements maintained by Stanford within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Stanford or who are otherwise authorized to act on behalf of Stanford with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 1.21 Valid Obligation. This Agreement and all agreements and other documents executed by Stanford in connection herewith constitute the valid and binding obligation of Stanford, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF Ecological

         As an inducement to, and to obtain the reliance of Stanford and the Stanford Shareholders, except as set forth in the Ecological Schedules (as hereinafter defined), Ecological represents and warrants as follows:

         Section 2.01 Organization. Ecological is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Ecological Schedules are complete and correct copies of the certificate of incorporation and bylaws of Ecological as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Ecological's certificate of incorporation or bylaws. Ecological has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Ecological has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02 Capitalization. Ecological's authorized capitalization consists of 20,000,000 shares of common stock, par value $.001 of which 19,984,625 shares are issued and outstanding and 1,000,000 shares of preferred stock par value, $.001 of which none are issued and outstanding (the " Ecological Shares"). All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03 Subsidiaries and Predecessor Corporations. Ecological does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Ecological" also includes those subsidiaries, if any, set forth on Schedule 2.03.

         Section 2.04      Securities Filings; Financial Statements.

                  (a) For at least the past twelve months Ecological has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission, and has heretofore delivered to Stanford, in the form filed with the Commission, (i) all quarterly and annual reports on Forms 10-QSB and 10-KSB filed since December 31, 2000, (ii) all other reports filed by Ecological with the Securities and Exchange Commission since December 31, 2000 (collectively, the "SEC Reports") and (iii) all comment letters from the Securities and Exchange Commission with respect to the SEC Reports. The SEC Reports
         (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and
         (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Included in the Ecological Schedules are (i) the audited balance sheets of Ecological as of March 31, 2002 and 2001, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended March 31, 2002 and March 31, 2001, together with the notes to such statements and the opinion of David T. Thompson, P.C., independent certified public accountants, with respect thereto, all as set forth in the SEC Reports and also the unaudited balance sheets as of September 30, 2002 and 2001 and the related statements of operations, stockholders equity and cash flows for the six months ended June 30, 2002 and 2001 together with notes to such statements.

                  (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Ecological balance sheets present fairly as of their respective dates the financial condition of Ecological. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Ecological had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Ecological, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

                  (d) Ecological has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (e) Ecological has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.


                  (f) The books and records, financial and otherwise, of Ecological are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (g) All of Ecological's assets are reflected on its financial statements, and, except as set forth in the Ecological Schedules or the financial statements of Ecological or the notes thereto, Ecological has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 2.05 Information. The information concerning Ecological set forth in this Agreement and the Ecological Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Ecological has fully disclosed in writing to Stanford (through this Agreement or the Ecological Schedules) all information relating to matters involving Ecological or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Ecological or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Ecological, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Ecological.

         Section 2.07 Absence of Certain Changes or Events. Except as disclosed in Exhibit 2.07, or permitted in writing by Stanford, since the date of the most recent Ecological balance sheet:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Ecological or
         (ii) any damage, destruction or loss to Ecological (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Ecological;

                  (b) Ecological has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Ecological; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or
         (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

                  (c) Ecological has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Ecological balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby;
         (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Ecological; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

                  (d) to the best knowledge of Ecological, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Ecological.

         Section 2.08 Title and Related Matters. Ecological has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Ecological balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Ecological Schedules. Except as set forth in the Ecological Schedules, Ecological owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Ecological's business. Except as set forth in the Ecological Schedules, no third party has any right to, and Ecological has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Ecological or any material portion of its properties, assets, or rights.

         Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Ecological after reasonable investigation, threatened by or against Ecological or affecting Ecological or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. Ecological has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.10      Contracts.

                  (a) Ecological is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10.

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Ecological is a party or by which its properties are bound and which are material to the operations of Ecological taken as a whole are valid and enforceable by Ecological in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Ecological is not a party to or bound by, and the properties of Ecological are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Ecological; and

                  (d) Except as included or described in the Ecological Schedules or reflected in the most recent Ecological balance sheet, Ecological is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Ecological is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Ecological.

         Section 2.11 Material Contract Defaults. Ecological is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Ecological and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Ecological has not taken adequate steps to prevent such a default from occurring.

         Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Ecological is a party or to which any of its assets or operations are subject.

         Section 2.13 Governmental Authorizations. Ecological has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Ecological of this Agreement and the consummation by Ecological of the transactions contemplated hereby.

         Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, Ecological has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Ecological or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.15 Insurance. All of the properties of Ecological are fully insured for their full replacement cost.

         Section 2.16 Approval of Agreement. The board of directors of Ecological has authorized the execution and delivery of this Agreement by Ecological and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby.

         Section 2.17 Continuity of Business Enterprises. Ecological has no commitment or present intention to liquidate Stanford or sell or otherwise dispose of a material portion of Stanford' business or assets following the consummation of the transactions contemplated hereby.

         Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the Ecological Schedules, there exists no contract, agreement or arrangement between Ecological and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Ecological to own beneficially, 5% or more of the issued and outstanding common stock of Ecological and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Ecological has, or has had since inception of Ecological, any known interest, direct or indirect, in any such transaction with Ecological which was material to the business of Ecological. Ecological has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.19 Labor Relations. Ecological has not had work stoppage resulting from labor problems. To the knowledge of Ecological, no union or other collective bargaining organization is organizing or attempting to organize any employee of Ecological.

         Section 2.20 Ecological Schedules. Ecological has delivered to Stanford the following schedules, which are collectively referred to as the "Ecological Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Ecological to be complete, true, and accurate in all material respects as of the date of this
Agreement:

                  (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Ecological as in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Ecological identified in paragraph 2.04(b);

                  (c) a Schedule 2.20(c) containing a list indicating the name and address of each shareholder of Ecological together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Ecological, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Ecological carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Ecological);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Ecological as of September 30, 2001, or thereafter other than in the ordinary course of business of Ecological, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Ecological as of September 30, 2001, or that arose thereafter other than in the ordinary course of the business of Ecological, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Ecological respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Ecological since September 30, 2001 required to be provided pursuant to section 2.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Ecological Schedules by Sections 2.01 through 2.19.

         Ecological shall cause the Ecological Schedules and the instruments and data delivered to Stanford hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Ecological. Ecological shall have until December 31, 2002 to provide such schedules. If Ecological cannot or fails to do so, or if Stanford acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Stanford may terminate this Agreement by giving written notice to Ecological within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Stanford may consider a disclosure in the Ecological Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

         Section 2.21 Bank Accounts; Power of Attorney. Set forth in Schedule
2.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Ecological within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Ecological, (b) all safe deposit boxes and other similar custodial arrangements maintained by Ecological within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Ecological or who are otherwise authorized to act on behalf of Ecological with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 2.22 Valid Obligation. This Agreement and all agreements and other documents executed by Ecological in connection herewith constitute the valid and binding obligation of Ecological, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

         Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Stanford Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Stanford set forth on Schedule 1.19(c) attached hereto, in the aggregate constituting 100% of the issued and outstanding shares of common stock of Stanford held by each of such shareholders; the objective of such Exchange being the acquisition by Ecological of 100% of the issued and outstanding common stock of Stanford. In exchange for the transfer of such securities by the Stanford Shareholders, Ecological shall issue to the Stanford Shareholders (1) an aggregate of _____________ of common stock of Ecological. At the Closing, each Stanford Shareholder shall, on surrender of his certificate or certificates representing such Stanford shares to Ecological or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Stanford Shareholders, all of the shares of capital stock of Stanford shall be held by Ecological.

         Section 3.02 Anti-Dilution. The number of shares of Ecological common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Ecological common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.

         Section 3.03 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than December 31, 2002, subject to the right of Ecological or Stanford to extend such Closing Date by up to an additional sixty (60) days. Such Closing shall take place at a mutually agreeable time and place.

         Section 3.04 Closing Events. At the Closing, Ecological, Stanford and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, Ecological shall provide an opinion of counsel acceptable to Stanford as to such matters as Stanford may reasonably request, which shall include, but not be limited to, a statement, to the effect that (i) to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, Ecological has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Ecological or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities) and

         Section 3.05      Termination.

                  (a) This Agreement may be terminated by the board of directors of either Ecological or Stanford at any time prior to the Closing Date if:

                           (i) there shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

                           (ii) any of the transactions contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

         In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

                  (b) This Agreement may be terminated by the board of directors of Ecological at any time prior to the Closing Date if:

                           (i) there shall have been any change after the date
                  of the latest balance sheet of Stanford in the assets, properties, business, or financial condition of Stanford, which could have a materially adverse effect on the financial statements of Stanford listed in Section 1.04(a) taken as a whole, except any changes disclosed in the Stanford Schedules;

                           (ii) the board of directors of Ecological determines
                  in good faith that one or more of Ecological's conditions to Closing has not occurred, through no fault of Ecological.

                           (iii) Ecological takes the termination action
                  specified in Section 1.18 as a result of Stanford Schedules or updates thereto which Ecological finds unacceptable;

                           (iv) on or before December 15, 2002, Ecological
                  notifies Stanford that Ecological's investigation pursuant to
                  Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 1.19; or

                           (v) Stanford shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Stanford contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (b) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Stanford shall bear its own costs as well as the reasonable costs of Ecological in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

                  (c) This Agreement may be terminated by the board of directors of Stanford at any time prior to the Closing Date if:

                           (i) there shall have been any change after the date
                  of the latest balance sheet of Ecological in the assets, properties, business or financial condition of Ecological, which could have a material adverse effect on the financial statements of Ecological listed in Section 2.04(b) taken as a whole, except any changes disclosed in the Ecological Schedules;

                           (ii) the board of directors of Stanford determines in
                  good faith that one or more of Stanford' conditions to Closing has not occurred, through no fault of Stanford;


                           (iii) Stanford takes the termination action specified
                  in Section 2.20 as a result of Ecological Schedules or updates thereto which Stanford finds unacceptable;

                           (iv) on or before December 15, 2002 Stanford notifies
                  Ecological that Stanford' investigation pursuant to Section
                  4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 2.20; or

                           (v) Ecological shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Ecological contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (c) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Ecological shall bear its own costs as well as the reasonable costs of Stanford and its principal shareholders incurred in connection with the negotiation, preparation and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.01 Access to Properties and Records. Ecological and Stanford will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Ecological or Stanford, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Ecological or Stanford, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

         Section 4.02 Delivery of Books and Records. At the Closing, Stanford shall deliver to Ecological the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Stanford now in the possession of Stanford or its representatives.

         Section 4.03 Third Party Consents and Certificates. Ecological and Stanford agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 4.04 Name Change & State of Incorporation. At or prior to the Closing Date, Ecological's Board of Directors shall have approved an amendment to the certificate of incorporation to change the name of Ecological to "STANFORD CAPITAL CORPORATION. Such amendment shall be carried out promptly upon approval of the same by the shareholders of Ecological.

         Section 4.05 Ecological Shareholder Meeting. Ecological shall call a special shareholders meeting to be held on or prior to the Closing Date at which meeting the shareholders of Ecological shall be requested to approve, and Ecological's Board of Directors shall recommend approval of, the terms of this Agreement, including the name change and the change in the state of incorporation described in Section 4.04 and such other matters as shall require shareholder approval hereunder.

         Section 4.06 Consent of Stanford Shareholders. Stanford shall use its best efforts to obtain the consent of all Stanford Shareholders to participate in the Exchange.

         Section 4.07 Designation of Directors and Officers. On or before the Closing Date, Ecological shall increase its board of directors to ___(__) persons. Messrs. __________, ____________, ______________ shall be designated as additional board members at the Closing. The existing officer(s) and directors of Ecological shall submit their resignation.

         Section 4.08 The Exclusive Dealing Rights. Until 5:00 P.M. Eastern Daylight Time on December 15, 2002.

                  (a) In recognition of the substantial time and effort which Ecological has spent and will continue to spend in investigating Stanford and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Stanford, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Ecological and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Stanford) or similar transactions involving Stanford (all such transactions being referred to as "Stanford Acquisition Transactions"). If Stanford receives any proposal with respect to a Stanford Acquisition Transaction, it will immediately communicate to Ecological the fact that it has received such proposal and the principal terms thereof.

                  (b) In recognition of the substantial time and effort which Stanford has spent and will continue to spend in investigating Ecological and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Ecological, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Stanford and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Ecological or similar transactions involving Ecological (all such transactions being referred to as "Ecological Acquisition Transactions"). If Ecological receives any proposal with respect to a Ecological Acquisition Transaction, it will immediately communicate to Stanford the fact that it has received such proposal and the principal terms thereof.

         Section 4.09      Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Ecological Schedules or Stanford Schedules or as permitted or contemplated by this Agreement, Ecological (subject to paragraph (d) below) and Stanford respectively, will each:

                           (i) carry on its business in substantially the same
                  manner as it has heretofore;

                           (ii) maintain and keep its properties in states of
                  good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii) maintain in full force and effect insurance
                  comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its
                  obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (v) use its best efforts to maintain and preserve its
                  business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                           (vi) fully comply with and perform in all material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement until the Closing Date, neither Ecological nor Stanford will:

                           (i) make any changes in their articles or certificate
                  of incorporation or bylaws;

                           (ii) take any action described in Section 1.07 in the
                  case of Stanford, or in Section 2.07, in the case of Ecological (all except as permitted therein or as disclosed in the applicable party's schedules);

                           (iii) enter into or amend any contract, agreement, or
                  other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

                           (iv) sell any assets or discontinue any operations
                  (other than the Divestiture), sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

                  (C) In light of the fact that Stanford' shareholders will control Ecological as a result of the Exchange, from and after the date of this Agreement until the Closing Date, Ecological shall take no action which is material to its business without the prior written approval of Stanford, which Stanford may give or withhold in its sole discretion after consultation with Ecological.

         Section 4.10      Sales Under Rule 144 or 145,If Applicable.

                  (a) Ecological will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Upon being informed in writing by any such person holding restricted stock of Ecological that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Ecological will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

                  (c) If any certificate representing any such restricted stock is presented to Ecological's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Ecological and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Ecological will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section
         4.11 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 4.11      Indemnification.

                  (a) Stanford hereby agrees to indemnify Ecological and each of the officers, agents and directors of Ecological as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under
         Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) Ecological hereby agrees to indemnify Stanford and each of the officers, agents, and directors of Stanford and each of the Stanford Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS OF Ecological

         The obligations of Ecological under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Stanford in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Stanford shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Stanford prior to or at the Closing. Ecological shall be furnished with a certificate, signed by a duly authorized executive officer of Stanford and dated the Closing Date, to the foregoing effect.

         Section 5.02 Officer's Certificate. Ecological shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Stanford to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Stanford threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Stanford Schedules, by or against Stanford, which might result in any material adverse change in any of the assets, properties, business, or operations of Stanford.

         Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of Stanford nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04 Good Standing. Ecological shall have received a certificate of good standing from the Special Administration Region of Hong Kong, dated as of a date within ten days prior to the Closing Date certifying that Stanford is in good standing as a corporation in the Special Administration Region of Hong Kong.

         Section 5.05 Approval by Stanford Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than ninety percent (90%) of the outstanding common stock of Stanford, unless a lesser number is agreed to by Ecological.

         Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Ecological and Stanford after the Closing Date on the basis as presently operated shall have been obtained.

         Section 5.08      Other Items.

                  (a) Ecological shall have received a list of Stanford' shareholders containing the name, address, and number of shares held by each Stanford shareholder as of the date of Closing, certified by an executive officer of Stanford as being true, complete and accurate; and

                  (b) Ecological shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Ecological may reasonably request.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF Stanford
                          AND THE Stanford SHAREHOLDERS

         The obligations of Stanford and the Stanford Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Ecological in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Ecological shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Ecological and shall have satisfied the conditions described below prior to or at the Closing:

                  (a) Immediately prior to the Closing, Ecological shall have no more than an aggregate of 19,984,625 shares of common stock issued and outstanding.

                  (b) The shareholders of Ecological shall have approved the Exchange and the related transactions described herein and the related name change.

Stanford shall have been furnished with certificates, signed by duly authorized executive officers of Ecological and dated the Closing Date, to the foregoing effect.

         Section 6.02 Officer's Certificate. Stanford shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Ecological, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Ecological threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Ecological Schedules, by or against Ecological, which might result in any material adverse change in any of the assets, properties or operations of Ecological.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Ecological nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.20.

         Section 6.04 Good Standing. Stanford shall have received a certificate of good standing from the Secretary of State of the State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Ecological is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Ecological and Stanford after the Closing Date on the basis as presently operated shall have been obtained.

         Section 6.07 Other Items. Stanford shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Stanford may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Ecological and Stanford agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Ecological and Stanford each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to Ecological, to:   ECOLOGICAL SYSTEMS, INC.
                                 1464 East Vineyard Court
                                 Salt Lake City, UT 84106

         If to Stanford, to:     STANFORD CAPITAL INTERNATIONAL LIMITED
                                 Suite 4703, Central Plaza
                                 18 Harbour Road
                                 Wanchai, Hong Kong

         With copies to:         Vanderkam & Sanders
                                 440 Louisiana, #475
                                 Houston, Texas 77002

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

         Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.08 Third Party Beneficiaries. This contract is strictly between Ecological and Stanford, and, except as specifically provided, no director, officer, stockholder (other than the Stanford Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.09 Expenses. Subject to Sections 3.05 and 7.04 above, whether or not the Exchange is consummated, each of Ecological and Stanford will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                ECOLOGICAL SYSTEMS, INC.

                                      BY: /s/ Kevin Monson
---------------------------------        ------------------
Secretary or Assistant Secretary       President


ATTEST:                                STANFORD CAPITAL INTERNATIONAL LIMITED


                                       BY: /s/ K.M. Wong
                                         -------------------
Secretary or Assistant Secretary       President

         The undersigned shareholders of STANFORD CAPITAL INTERNATIONAL LIMITED hereby agree to participate in the Exchange on the terms set forth above. Subject to Section 7.11 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of STANFORD CAPITAL INTERNATIONAL LIMITED set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.

                                         /s/ Young Antonio Chun Kwan
                                         Young Antonio Chun Kwan, individually

                                         /s/ Tam Cheung Ling
                                         Tam Cheung Ling, individually

                                         /s/ Wai Lai Yung
                                         Wai Lai Yung, individually

                                         /s/ Wan Detra Al Chun
                                         Wan Detra Al Chun, individually

                                         /s/ Sun Kam Fai
                                         Sun Kam Fai, individually

                                         /s/ Wai Yam Fai
                                         Wai Yam Fai, individually

                                         /s/ Cheung Wing Lam
                                         Cheung Wing Lam, individually

                                         First Max Investment Ltd.

                                          By:_________________________
                                         Its:__________________________


                                         /s/ Hung Kwok Wing
                                         Hung Kwok Wing, individually

                                         /s/ Wong Ka Ming
                                         Wong Ka Ming, individually

                                         Metrolink Ltd.

                                          By:_________________________
                                         Its:__________________________